FUND ACCOUNTING AGREEMENT


      AGREEMENT made this 1st day of April, 2002 between THE VICTORY PORTFOLIOS (the "Trust"), a Delaware business trust having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219, on behalf of each investment portfolio of the Trust listed on Schedule A, and such additional investment portfolios as are hereafter created (individually referred to herein as a "Fund" and collectively, as the "Funds"), individually and not jointly, and BISYS FUND SERVICES OHIO, INC. ("BISYS"), a corporation organized under the laws of the State of Ohio and having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219.

      WHEREAS, the Trust desires that BISYS perform certain fund accounting services for each Fund; and

      WHEREAS, BISYS is willing to perform such services on the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

      1. SERVICES AS FUND ACCOUNTANT. BISYS will keep and maintain the following books and records of each Fund pursuant to Rule 31a-1 under the Investment Company Act of 1940, as amended (the "Rule"):

            a. Journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required by subsection (b)(1) of the Rule;

            b. General and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, including interest accrued and interest received, as required by subsection (b)(2)(i) of the Rule;

            c.    Separate ledger accounts required by subsection (b)(2)(ii) and
                  (iii) of the Rule; and

            d. A monthly trial balance of all ledger accounts (except shareholder accounts) as required by subsection (b)(8) of the Rule.

      All such books and records shall be the property of the Trust, and BISYS agrees to make such books and records available for inspection by the Trust or by the Securities and Exchange commission at reasonable times and otherwise to keep confidential all records and other information relative to the Trust;
except when requested to divulge such information by duly-constituted authorities or court process, or when requested by the Trust.

      In addition to the maintenance of the books and records specified above, BISYS shall perform the following account services daily for each Fund:


            a. Calculate the net asset value per Share utilizing prices obtained from the sources described below;

            b. Obtain security prices from independent pricing services, or if such quotes are unavailable, then obtain such prices from each Fund's investment adviser or its designee, as approved by the Trust's Board of Trustees; c. Verify and reconcile with the Funds' custodian all daily trade activity;

            d. Compute, as appropriate, each Fund's net income and capital gains, dividend payables, dividend factors, 7-day yields, 7-day effective yields, 30-day yields, and weighted average portfolio maturity;

            e. Review daily the net asset value calculation and dividend factor (if any) for each Fund prior to release to shareholders, check and confirm the net asset values and dividend factors for reasonableness and deviations, and distribute net asset values and yields to NASDAQ;

            f.    Calculate the dividend and capital gain distribution, if any;

            g.    Calculate the yield;

            h.    Provide the following reports:

                  (i)   a current security position report;

                  (ii) a summary report of transactions and pending maturities (including the principal, cost, and accrued interest on each portfolio security in maturity date order); and

                  (iii) a current cash position report (including cash available from portfolio sales and maturities and sales of a Fund's Shares less cash needed for redemptions and settlement of portfolio purchases);

            i. Such other similar services with respect to a Fund as may be reasonable requested by the Trust.



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

      2. SUBCONTRACTING.

      BISYS may, at its expense, subcontract with any entity or person acceptable to the Trust in writing concerning the provision of the services contemplated hereunder; provided, however, that BISYS shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that BISYS shall be responsible, to the extent provided in Section 7 hereof, for all acts of such subcontractor as if such acts were its own.

      3. COMPENSATION.

                  The Trust shall pay BISYS for the services to be provided by BISYS under this Agreement in accordance with, and in the manner set forth in, Schedule B hereto, as such Schedule may be amended from time to time.

      4. REIMBURSEMENT OF EXPENSES AND MISCELLANEOUS SERVICE FEES.

            a. In addition to paying BISYS the fees described in the Fee Agreement, the Trust agrees to reimburse BISYS for its out-of-pocket expenses in providing services hereunder, including without limitation the following:

                  (i) All freight and other delivery and bonding charges incurred by BISYS in delivering materials to and from the Trust;

                  (ii) All direct telephone, telephone transmission and telecopy or other electronic transmission expenses incurred by BISYS in communication with the Trust, the Trust's investment adviser or custodian, dealers or others as required for BISYS to perform the services to be provided hereunder;

                  (iii) The cost of microfilm or  microfiche of records or other materials;

                  (iv)  All   systems-related   expenses   associated  with  the
                        provision of special  reports and  services  pursuant to
                        Section 1(e) herein;

                  (v) Any expenses BISYS shall incur at the written direction of the Adviser or an officer of the Trust thereunto duly authorized; and

                  (vi) Any additional expenses reasonably incurred by BISYS in the performance of its duties and obligations under this Agreement.

            (b) In addition, BISYS shall be entitled to receive the following amounts:

                  i. Systems development fees billed at an hourly rate of $150 per hour, as approved by the Adviser or the Trust;

                  ii.   Ad hoc reporting fees billed at an agreed upon rate; and

                  iii. Charges for the pricing information obtained from third party vendors for use in pricing the securities of each Fund's portfolio pursuant to Section 1 of this Agreement, which shall not exceed the amounts that would be incurred if the Fund were to obtain the information directly from the relevant vendor or vendors.

      5. EFFECTIVE DATE. This Agreement shall become effective with respect to a Fund as of April 1, 2002 (the "Effective Date").

      6. DURATION AND TERMINATION. This Agreement shall become effective on the Effective Date and, unless earlier terminated as provided herein, shall continue as to a particular Fund until March 31, 2004 (the "Initial Term"). Thereafter, if not terminated, this Agreement shall continue automatically as to a particular Fund for successive terms of two years ("Rollover Periods"); provided that such continuance is specifically approved by a vote of a majority of those members of the Board of Trustees of the Trust who are not parties to this Agreement or "interested persons" of any such party, and by the vote of the Trust's Board of Trustees or a majority of the outstanding voting securities of such Fund. This Agreement may be terminated without penalty (a) by provision of a notice of nonrenewal in the manner set forth below, (b) upon mutual agreement of the parties, or (c) for "cause" (as defined below) by the party alleging cause upon the provision of sixty days' notice. Written notice of nonrenewal must be provided at least sixty days prior to the end of the Initial Term or any Rollover Period, as the case may be. After such termination, for so long as BISYS, with the written consent of the Trust, in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Compensation due BISYS and unpaid by the Trust upon such termination shall be immediately due and payable upon and notwithstanding such termination. BISYS shall be entitled to collect from the Trust, in addition to the compensation described under Section 2 hereof, the amount of all of BISYS' cash disbursements for services in connection with BISYS' activities in effecting such termination, including without limitation, the delivery to the Trust and/or its designees of the Trust's property, records, instruments and documents, or any copies thereof. Subsequent to such termination for a reasonable fee, BISYS will provide the Trust with reasonable access to any Trust documents or records remaining in its possession.

      For purposes of this Agreement, "cause" shall mean (a) a material breach that has not been cured within thirty (30) days following written notice of such breach from the non-breaching party; (b) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; or (c) financial difficulties on the part of the party to be terminated which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors.

      If, for any reason other than nonrenewal, mutual agreement of the parties or "cause," as defined above, BISYS' services are terminated hereunder, BISYS is replaced as fund accountant, or if a third party is added to perform all or a part of the services provided by BISYS under this Agreement (excluding any sub-accountant appointed by BISYS as provided in Section 2 hereof), then the Trust shall make a one-time cash payment, in consideration of the fee structure and services to be provided under this Agreement, and not as a penalty, to BISYS equal to the balance due BISYS for the remainder of the then-current term of this Agreement, assuming for purposes of calculation of the payment that such balance shall be based upon the average amount of the Trust's daily net assets for the twelve months prior to the date BISYS is replaced or a third party is added.

      In the event the Trust is merged into another legal entity in part or in whole pursuant to any form of business reorganization or is liquidated in part or in whole prior to the expiration of the then-current term of this Agreement, the parties acknowledge and agree that the liquidated damages provision set forth above shall be applicable in those instances in which BISYS is not retained to provide fund accounting services consistent with this Agreement. The one-time cash payment referenced above shall be due and payable on the day prior to the first day in which BISYS is replaced or a third party is added.

      The parties further acknowledge and agree that, in the event BISYS is replaced, or a third party is added, as set forth above, (i) a determination of actual damages incurred by BISYS would be extremely difficult, and (ii) the liquidated damages provision contained herein is intended to adequately compensate BISYS for damages incurred and is not intended to constitute any form of penalty.

      Notwithstanding the foregoing, following any such termination, in the event that BISYS in fact continues to perform any one or more of the services contemplated by this Agreement (or any Schedule or exhibit hereto) with the consent of the Trust, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Fees and out-of-pocket expenses incurred by BISYS but unpaid by the Trust upon such termination shall be immediately due and payable upon and notwithstanding such termination. BISYS shall be entitled to collect from the Trust, in addition to the fees and disbursements provided by Sections 3 and 4 hereof, the amount of all of BISYS' reasonable cash disbursements and any cash disbursements approved by the Trust in connection with BISYS' activities in effecting such termination, including without limitation, the delivery to the Trust and/or its distributor or investment adviser and/or other parties, of the Trust's property, records, instruments and documents.

      7. STANDARD OF CARE; UNCONTROLLABLE EVENTS; LIMITATION OF LIABILITY.

      BISYS shall use diligence to ensure the accuracy of all services performed under this Agreement, but shall not be liable to the Trust for any action taken or omitted by BISYS in the absence of bad faith, willful misfeasance, negligence or reckless disregard by it of its obligations and duties. The duties of BISYS shall be confirmed to those expressly set forth herein, and no implied duties are assumed by or may be asserted against BISYS hereunder.

      BISYS shall maintain adequate and reliable computer and other equipment necessary or appropriate to carry out its obligations under this Agreement. Upon the Trust's request, BISYS shall provide supplemental information concerning the aspects of its disaster recovery and business continuity plan that are relevant to the services provided hereunder. Notwithstanding the foregoing or any other provision of this Agreement, BISYS assumes no responsibility hereunder, and shall not be liable for, any damage, loss of data, delay or any other loss caused by events beyond its reasonable control.

      BISYS shall provide the Trust, at such times as the Trust may reasonably require, copies of reports rendered by independent public accountants on the internal controls and procedures of BISYS relating to the services provided by BISYS under this Agreement.

      NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL BISYS, ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE FOR PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES.

      8. LEGAL ADVICE.

      BISYS shall notify the Trust at any time BISYS believes that it is in need of the advice of counsel to the Trust with regard to BISYS' responsibilities and duties pursuant to this Agreement. The Trust shall authorize counsel to the Trust to give such advice to BISYS, however, this Agreement shall not obligate counsel to the Trust to give such advice. BISYS may rely upon the advice of counsel to the Trust, or any other counsel authorized by the Trust, and shall in no event be liable to the Trust or any Fund or any shareholder or beneficial owner of the Trust for any action reasonably taken pursuant to such advice.

      9. INSTRUCTIONS.

      Whenever BISYS is requested or authorized to take action hereunder, BISYS shall be entitled to rely upon any certificate, letter or other instrument or communication, reasonably believed by BISYS to be genuine and to have been properly made, signed or authorized by an officer or other authorized agent of the Trust, and shall be entitled to receive as conclusive proof of any fact or matter required to be ascertained by it hereunder a certificate signed by an officer of the Trust or any other person authorized by the Trust's Board of Trustees (hereafter referred to as the "Trustees").

      As to the services to be provided hereunder, BISYS may rely conclusively upon the terms of the Prospectuses and Statement of Additional Information of the Trust relating to the relevant Funds to the extent that such services are described therein unless BISYS receives written instructions to the contrary in a timely manner from the Trust.

      10. INDEMNIFICATION.

      The Trust agrees to indemnify and hold harmless BISYS, its employees, agents, directors, officers and nominees from and against any and all claims, demands, actions and suits, and from and against any and all judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising out of or in any way relating to BISYS' actions taken or omissions with respect to the performance of services under this Agreement or based, if applicable, upon reasonable reliance on information, records, instructions or requests given or made to BISYS by the Trust, the investment adviser, sub-administrator, transfer agent or custodian thereof; provided that this indemnification shall not apply to actions or omissions of BISYS in cases of its own bad faith, willful misfeasance, negligence or reckless disregard by it of its obligations and duties; and further provided that prior to confessing or settling any claim against it which may be the subject of this indemnification, BISYS shall give the Trust written notice of and reasonable opportunity to defend against said claim in its own name or in the name of BISYS.

      BISYS shall indemnify, defend, and hold the Company harmless from and against any and all third party claims, actions and suits and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) resulting directly and proximately from BISYS's willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder.

      The indemnification rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. In order that the indemnification provisions contained herein shall apply, however, it is understood that if in any case a party may be asked to indemnify or hold the other party harmless, the indemnifying party shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnified party will use all reasonable care to identify and notify the indemnifying party promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the indemnifying party, but failure to do so in good faith shall not affect the rights hereunder except to the extent the indemnifying party is materially prejudiced thereby.

      The indemnifying party shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the indemnifying party elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party, whose approval shall not be unreasonably withheld. In the event that the indemnifying party elects to assume the defense of any suit and retain counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by it. If the indemnifying party does not elect to assume the defense of suit, it will reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by the indemnified party. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

      11. RECORD RETENTION AND CONFIDENTIALITY.

      BISYS shall keep and maintain on behalf of the Trust all books and records which the Trust or BISYS is, or may be, required to keep and maintain pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the Investment Company Act of 1940, as amended (the "1940 Act"), relating to the maintenance of books and records in connection with the services to be provided hereunder. BISYS further agrees that all such books and records shall be the property of the Trust and to make such books and records available for inspection by the Trust or by the Securities and Exchange Commission (the "Commission") at reasonable times. BISYS shall otherwise keep confidential all books and records relating to the Trust and its shareholders, except when (i) disclosure is required by law, (ii) BISYS is advised by counsel that it may incur liability for failure to make a disclosure, (iii) BISYS is requested to divulge such information by duly-constituted authorities or court process, or (iv) BISYS is requested to make a disclosure by a shareholder or shareholder's agent with respect to information concerning an account as to which such shareholder has either a legal or beneficial interest or when requested by the Trust or the dealer of record as to such account.

      BISYS and the Trust will each treat as proprietary and confidential any facts, circumstances, information, plans, projects and technical or commercial knowledge gained about the other party through the relationship created by this Agreement, except that information in the public domain and technical, operational or commercial knowledge that was or is independently discovered or developed shall not be subject to any such restriction. Each party agrees that it will not disclose any such covered proprietary or confidential information gained in relation to the other party to any unaffiliated third parties, except
(i) in the case of disclosure by BISYS, to a Sub-Fund accountant, or to any third party vendor used by BISYS, provided that further dissemination inconsistent with this provision would be prohibited, (ii) to financial or legal advisers (in either case in such manner as to ensure no further dissemination),
(iii) with the written consent of the other party; (iv) as may be required by law, or (v) as necessary to gain or retain regulatory approvals. The parties further agree that a breach of this paragraph by either party would irreparably damage the other party, and accordingly agree that each party shall be entitled to an injunction or other equitable relief to prevent the breach or a further breach of this provision.

      12. REPORTS. BISYS will furnish to the Trust and to its properly authorized auditors, investment advisers, examiners, distributors, dealers, underwriters, salesmen, insurance companies and others designated by the Trust in writing, such reports and at such times as are prescribed pursuant to the terms and the conditions of this Agreement to be provided or completed by BISYS, or as subsequently agreed upon by the parties pursuant to an amendment hereto. The Trust agrees to examine each such report or copy promptly and will report or cause to be reported any errors or discrepancies therein.

      13. RIGHTS OF OWNERSHIP. All computer programs and procedures developed to perform services required to be provided by BISYS under this Agreement are the property of BISYS. All records and other data except such computer programs and procedures are the exclusive property of the Trust and all such other records and data will be furnished to the Trust in appropriate form as soon as practicable after termination of this Agreement for any reason.

      14. RETURN OF RECORDS. BISYS may at its option at any time, and shall promptly upon the Trust's demand, turn over to the Trust and cease to retain BISYS' files, records and documents created and maintained by BISYS pursuant to this Agreement which are no longer needed by BISYS in the performance of its services or for its legal protection. If not so turned over to the Trust, such documents and records will be retained by BISYS for six years from the year of creation. At the end of such six-year period, such records and documents will be turned over to the Trust unless the Trust authorizes in writing the destruction of such records and documents.

      15. REPRESENTATIONS OF THE TRUST. The Trust certifies to BISYS that: (1) as of the close of business on the Effective Date, each Fund that is in existence as of the Effective Date has authorized unlimited shares, and (2) this Agreement has been duly authorized by the Trust and, when executed and delivered by the Trust, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

      16. REPRESENTATIONS OF BISYS. BISYS represents and warrants that: (1) the various procedures and systems which BISYS has implemented with regard to safeguarding from loss or damage attributable to fire, theft, or any other cause the records, and other data of the Trust and BISYS' records, data, equipment facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder, and (2) this Agreement has been duly authorized by BISYS and, when executed and delivered by BISYS, will constitute a legal, valid and binding obligation of BISYS, enforceable against BISYS in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

      17. INSURANCE. BISYS shall maintain a fidelity bond covering larceny and embezzlement and an insurance policy with respect to directors and officers errors and omissions coverage in amounts that are appropriate in light of its duties and responsibilities hereunder. BISYS shall notify the Trust should any of its insurance coverage be canceled or reduced. Such notification shall include the date of change and the reasons therefor. BISYS shall notify the Trust of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Trust from time to time as may be appropriate should the total outstanding claims made by BISYS under its insurance coverage materially impair, or threaten to impair, the adequacy of its coverage.

      18. INFORMATION TO BE FURNISHED BY THE TRUST AND FUNDS. The Trust has furnished to BISYS the following (receipt of which is acknowledged):

                  a. Copies of the Declaration of Trust of the Trust and of any amendments thereto, certified by the proper official of the state in which such document has been filed.

                  b.    Copies of the following documents:

                        (i)   The Trust's Bylaws and any amendments thereto; and

                        (ii) Certified copies of resolutions of the Trustees covering the approval of this Agreement, authorization of BISYS to act as fund accountant, authorization of a specified officer of the Trust to execute and deliver this Agreement and authorization for specified officers of the Trust to instruct BISYS hereunder.

                  c. A list of all the officers of the Trust, together with specimen signatures of those officers who are authorized to instruct BISYS in all matters.

                  d.    Two  copies  of  the   Prospectuses  and  Statements  of
                        Additional Information for each Fund.

      19. INFORMATION FURNISHED BY BISYS. BISYS shall, upon request, furnish certified copies of corporate actions covering the following matters:

                  a. Approval of this Agreement, and authorization of a specified officer of BISYS to execute and deliver this Agreement; and

                  b. Authorization of BISYS to act as fund accountant for the Trust and to provide accounting services for the Trust.

      20. AMENDMENTS TO DOCUMENTS. The Trust shall furnish BISYS written copies of any amendments to, or changes in, any of the items referred to in Section 18 hereof forthwith upon such amendments or changes becoming effective. In addition, the Trust agrees that no amendments will be made to the Prospectuses or Statements of Additional Information of the Trust which might have the effect of changing the procedures employed by BISYS in providing the services agreed to hereunder or which amendment might affect the duties of BISYS hereunder unless the Trust first obtains BISYS' approval of such amendments or changes.

      21. RELIANCE ON AMENDMENTS. BISYS may rely on any amendments to or changes in any of the documents and other items to be provided by the Trust pursuant to Sections 18 and 20 of this Agreement and the Trust hereby indemnifies and holds harmless BISYS from and against any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character which may result from actions or omissions on the part of BISYS in reasonable reliance upon such amendments and/or changes. Although BISYS is authorized to rely on the above-mentioned amendments to and changes in the documents and other items to be provided pursuant to Sections 18 and 20 hereof, in the event the same relate to services provided by BISYS hereunder, BISYS shall have no liability for failure to comply with or take any action in conformity with such amendments or changes unless the Trust first obtains BISYS' written consent to and approval of such amendments or changes.

      22.  COMPLIANCE WITH LAW. Except for the obligations of BISYS set forth in
Section 11 hereof, the Trust assumes full responsibility for the preparation, contents and distribution of each prospectus of the Trust as to compliance with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the 1940 Act and any other laws, rules and regulations of governmental authorities having jurisdiction. BISYS shall have no obligation to take cognizance of any laws relating to the sale of the Trust's shares. The Trust represents and warrants that no shares of the Trust will be offered to the public until the Trust's registration statement under the Securities Act and the 1940 Act has been declared or becomes effective.

      23. ACTIVITIES OF BISYS. The services of BISYS rendered to the Trust hereunder are not to be deemed to be exclusive. BISYS is free to render such services to others and to have other businesses and interests. It is understood that Trustees, officers, employees and Shareholders of the Trust are or may be or become interested in BISYS, as officers, employees or otherwise and that partners, officers and employees of BISYS and its counsel are or may be or become similarly interested in the Trust, and that BISYS may be or become interested in the Trust as a shareholder or otherwise.

      24. NOTICES. Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice, at the following address: if to the Trust, at c/o Victory Capital Management Inc., Investment Products Group, 127 Public Square, Cleveland, OH 44114, Attn: Kathleen A. Dennis, President, with a copy to Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, NY 10022, Attn: Jay G. Baris, Esquire; and if to BISYS, at 3435 Stelzer Road, Columbus, Ohio 43219,
Attn: President; or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

      25. HEADINGS. Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

      26. ASSIGNMENT. This Agreement and the rights and duties hereunder shall not be assignable with respect to a Fund by either of the parties hereto except by the specific written consent of the other party. This Section 25 shall not limit or in any way affect BISYS' right to appoint a Sub-fund accountant pursuant to Section 2 hereof. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

      27. GOVERNING LAW. This Agreement shall be governed by and provisions shall be construed in accordance with the laws of the State of Ohio.

      28. LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS. A copy of the Trust's Certificate of Trust is on file with the Secretary of the State of Delaware, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or Shareholders individually but are binding only upon the assets and property of the Trust.

      29. PRIVACY. Nonpublic personal financial information relating to consumers or customers of the Trust provided by, or at the direction of the Trust or the Trust's Adviser to BISYS, or collected or retained by BISYS to perform its duties as fund accountant of the Funds shall be considered confidential information. BISYS shall not give, sell or in any way transfer such confidential information to any person or entity, other than affiliates of BISYS except at the direction of the Trust, the Trusts' Adviser or as required or permitted by law. BISYS shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers of the Trust. The Trust represents to BISYS that it has adopted a Statement of its privacy policies and practices as required by Securities and Exchange Commission Regulation S-P and agrees to provide BISYS with a copy of that statement annually.

      30. MISCELLANEOUS.

            a.    Paragraph   headings  in  this   Agreement  are  included  for
                  convenience only and are not to be used to construe or interpret this Agreement.

            b.    This  Agreement  constitutes  the  complete  agreement  of the parties hereto as to the subject matter covered by this Agreement, and supercedes all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including, without limitation, the 1998 Agreement.

            c. This Agreement may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

            d. No amendment to this Agreement shall be valid unless made in writing and executed by both parties hereto. For special cases, the parties hereto may amend such procedures set forth herein as may be appropriate or practical under the circumstances, and BISYS may conclusively assume that any special procedure which has been approved by the Trust does not conflict with or violate any requirements of its Declaration of Trust or then-current prospectuses, or any rule, regulation or requirement of any regulatory body.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                 THE VICTORY PORTOLIOS,
                                 on behalf of each Fund listed on Schedule A, individually and not jointly

                                 By: /s/ Kathleen A. Dennis
                                     ----------------------------------------
                                 Title: President


                                 BISYS FUND SERVICES OHIO, INC.

                                 By: /s/ Frederick J. Naddaff
                                    -----------------------------------------
                                     Title:

                                   Schedule A
                        to the Fund Accounting Agreement
                         between The Victory Portfolios
                       and BISYS Fund Services Ohio, Inc.
                            Dated as of April 1, 2002


Name of Portfolio
-----------------


1.Victory Balanced Fund                    19. Victory Federal Money Market Fund
2.Victory Diversified Stock Fund           20. Victory Convertible Fund
3.Victory Growth Fund                      21. Victory LifeChoice Conservative Investor Fund
4.Victory Intermediate Income Fund         22. Victory LifeChoice Growth Investor Fund
5.Victory International Growth Fund        23. Victory LifeChoice Moderate Investor Fund
6.Victory Ohio Municipal Bond Fund         24. Victory Gradison Government Reserves Fund
7.Victory Prime Obligations Fund           25. Victory Small Company Opportunity Fund
8.Victory Real Estate Investment Fund      26. Victory Established Value Fund
9.Victory Special Value Fund               27. Victory Nasdaq 100 Index Fund
10.Victory Stock Index Fund
11.Victory Tax-Free Money Market Fund
12.Victory Value Fund
13.Victory Financial Reserves Fund
14.Victory Fund for Income
15.Victory Institutional Money Market Fund
16.Victory National Municipal Bond Fund
17.Victory New York Municipal Bond Fund
18.Victory Ohio Municipal Money Market Fund

                            THE VICTORY PORTOLIOS,

                            By: /s/ Kathleen A. Dennis
                                ----------------------------------------
                            Title: President


                            BISYS FUND SERVICES OHIO, INC.


                            By: /s/ Frederick J. Naddaff
                                ----------------------------------------

                                   Schedule B
                        to the Fund Accounting Agreement
                         between The Victory Portfolios
                       and BISYS Fund Services Ohio, Inc.
                            Dated as of April 1, 2002


Fund Accounting Fees for The Victory Portfolios:

            $100,000 per annum per Money Fund
            $60,000 per annum per Equity Fund, subject to partial fee waiver as set forth below.
            $50,000 per annum per Fixed Income Fund, subject to partial fee waiver as set forth below.

      With respect to any Equity Fund with average daily net assets of less than $175,000,000 at the time of execution of this Agreement (or at the time of inception of such Equity Fund, if such Equity Fund was not in existence at the time of execution of this Agreement), BISYS shall only charge such Equity Fund a fee of $35,000 per annum until such time as such Equity Fund's average daily net assets attain or exceed $175,000,000.

      With respect to any Fixed Income Fund with average daily net assets of less than $75,000,000 at the time of execution of this Agreement (or at the time of inception of such Fixed Income Fund, if such Fixed Income Fund was not in existence at the time of execution of this Agreement), BISYS shall only charge such Fixed Income Fund a fee of $35,000 per annum until such time as such Fixed Income Fund's average daily net assets attain or exceed $75,000,000.


Transaction Charges per Fund:

      $5  per  security  transaction  (including  foreign  exchanges,   patents,
corporate actions, and margin payments).

Multiple Class Charges:

      A $833 per month charge will be assessed for each class of shares after the first class, for all Funds. This is separate from and in addition to other charges.

      In addition, BISYS shall be entitled to receive miscellaneous service fees and out-of pocket expenses in accordance with Section 4 hereof.

                                      B-1